EXHIBIT 99.1
FOR IMMEDIATE RELEASE
January 29, 2026

Darling Ingredients Issues Statement on Fourth Quarter and Fiscal Year 2025 Earnings;
Announces Timing of Earnings Release and Conference Call

IRVING, Texas, – Darling Ingredients Inc. (NYSE: DAR) today issued the following statement regarding fourth quarter and fiscal year 2025 earnings.

Fourth quarter and fiscal year 2025 earnings for Darling Ingredients’ 50/50 joint venture (JV), known as Diamond Green Diesel (DGD), were released today by Darling Ingredients’ JV partner within its renewable diesel segment, as part of its 2025 consolidated results.

Darling Ingredients’ JV partner today reported that its renewable diesel segment earned approximately $92 million in operating income for the three months ended Dec. 31, 2025. In the same period, DGD on a stand-alone basis incurred an unfavorable lower of cost-or-market (LCM) inventory valuation adjustment of approximately $24 million. For the 12 months ended Dec. 31, 2025, the JV partner realized an operating loss of approximately ($156) million. In the same period, DGD on a stand-alone basis, realized a favorable LCM inventory valuation adjustment of approximately $140 million.

In the three months ended Dec. 31, 2025, net income for DGD was $55 million. During the same time period, DGD sold/shipped 285.3 million gallons of renewable fuels. As determined on a stand-alone basis by Darling Ingredients, Darling Ingredients’ share of DGD Adjusted EBITDA was $58 million or $0.41 per gallon for the three months ended Dec. 31, 2025.

For the 12 months ended Dec. 31, 2025, net loss for DGD was ($68) million. During the same time period, DGD sold/shipped 1.003 billion gallons of renewable fuels. As determined on a stand-alone basis by Darling Ingredients, Darling Ingredients’ share of DGD Adjusted EBITDA was $104 million or $0.21 per gallon for the 12 months ended Dec. 31, 2025.

Darling Ingredients’ share of DGD Adjusted EBITDA for both three months ended Dec. 31, 2025, and 12 months ended Dec. 31, 2025, as calculated by Darling Ingredients includes discounts recorded on the sale and prospective sale of Section 45Z Production Tax Credits earned.

“Both DGD and our core ingredients business performance strengthened sequentially in the fourth quarter,” said Randall C. Stuewe, Chairman and Chief Executive Officer. “We anticipate ending the year with solid improvement over our prior outlook and will provide expanded commentary in our upcoming earnings materials.”

Darling Ingredients will release fourth quarter and fiscal year 2025 financial results after market on Wednesday, Feb. 11, 2026, and a presentation with accompanying supplemental financial data will also be available at darlingii.com/investors.

Darling Ingredients will host a conference call on Feb. 12, 2026, at 9 a.m. Eastern Time (8 a.m. Central Time) to discuss fourth quarter and fiscal year 2025 financial results and provide an update on company operations.

To access the call as a listener, please register for the audio-only webcast.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on Feb. 12 or call 646-844-6383 (United States) or 833-470-1428 (international) using access code 476355.

A replay of the call will be available online via the webcast registration link two hours after the call ends. A transcript will be posted at darlingii.com/investors within 24 hours.

Diamond Green Diesel Joint Venture
Consolidated Statements of Income
For the Three and Twelve Months Ended December 31, 2025 and December 31, 2024
(in thousands)

	Three Months Ended			Twelve Months Ended
	(unaudited)	(unaudited)	$ Change	(unaudited)		$ Change
	December 31,	December 31,	Favorable	December 31,	December 31,	Favorable
	2025	2024	(Unfavorable)	2025	2024	(Unfavorable)
Revenues:
Operating revenues	$1,395,358	$1,245,722	$149,636	$4,596,830	$5,065,592	$(468,762)
Expenses:
Total costs and expenses excluding lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense	1,243,285	1,009,285	(234,000)	4,500,398	4,309,768	(190,630)
Lower of cost or market (LCM) inventory valuation adjustment	24,353	118,120	93,767	(140,085)	175,934	316,019
Depreciation, amortization and accretion expense	62,488	69,489	7,001	266,887	264,992	(1,895)
Total costs and expenses	1,330,126	1,196,894	(133,232)	4,627,200	4,750,694	123,494
Operating income/(loss)	65,232	48,828	16,404	(30,370)	314,898	(345,268)
Other income	1,817	7,778	(5,961)	9,321	22,114	(12,793)
Interest and debt expense, net	(12,268)	(8,301)	(3,967)	(46,340)	(38,673)	(7,667)
Income/(loss) before income tax expense	54,781	48,305	6,476	(67,389)	298,339	(365,728)
Income tax expense/(benefit)	(299)	233	532	1,066	175	(891)
Net income/(loss)	$55,080	$48,072	$7,008	$(68,455)	$298,164	$(366,619)

Reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA:
Net income/(loss)	$55,080	$48,072		$(68,455)	$298,164
Income tax expense/(benefit)	(299)	233		1,066	175
Interest and debt expense, net	12,268	8,301		46,340	38,673
Other income	(1,817)	(7,778)		(9,321)	(22,114)
Operating income/(loss)	65,232	48,828		(30,370)	314,898
Depreciation, amortization and accretion expense	62,488	69,489		266,887	264,992
DGD Adjusted EBITDA (Non-GAAP)	127,720	118,317		236,517	579,890
Less: Discount and Broker Fees	(11,887)	—		(29,086)	—
DGD Adjusted EBITDA (Non-GAAP) after Discount and Broker Fees	115,833	118,317		207,431	579,890
Darling's Share 50%	50%	50%		50%	50%
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	$57,917	$59,159		$103,716	$289,945

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

DGD Adjusted EBITDA is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Adjusted EBITDA by taking DGD’s net income/(loss) plus income tax expense/(benefit), interest and debt expense, net, and DGD’s depreciation, amortization and accretion expense less other income. Management believes that DGD Adjusted EBITDA is useful in evaluating the Company’s operating performance because the calculation of DGD Adjusted EBITDA generally eliminates non-cash and certain other items at DGD unrelated to overall operating performance and also believes this information is useful to investors. The Company calculates Darling’s Share of DGD Adjusted EBITDA by taking DGD Adjusted EBITDA, net of discount and broker fees, and then multiplying by 50% to get Darling’s Share of DGD’s Adjusted EBITDA.

Adjusted EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income/(loss) or equity in income /(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA per gallon is presented here not as an alternative to net income/(loss) or equity in income/(loss) of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since Adjusted EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to Adjusted EBITDA per gallon presentations disclosed by other companies. Management believes that Adjusted EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:
This media release may contain “forward-looking statements,” which include information concerning the Company’s financial performance, plans, objectives, goals, strategies, future earnings, cash flow, performance and other information that is not historical information. When used in this release, the words “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. These include issues related to administration, guidance and/or regulations associated with government policies around the world relating to renewable fuels including programs like renewable fuel standards, low carbon fuel standards, renewable fuel mandates and tax credits for biofuels, as well as issues related to the qualification and sale of tax credits for biofuels, including Section 45Z Production Tax Credits. Numerous other factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
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Darling Ingredients Contacts
Investors: Suann Guthrie
Senior VP, Investor Relations and Global Affairs
(469) 214-8202; suann.guthrie@darlingii.com

Media: Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com